Exhibit 99.B(j)(1)

Consent of Ernst & Young, LLP

 Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses of the Robeco Investment Funds (Institutional Class and Investor Class), Perimeter Small Cap Growth Fund (I Shares and Investor Shares), S1 Fund (I Shares) and Summit Global Investments U.S. Low Volatility Equity Fund (I Shares) of The RBB Fund, Inc. dated December 31, 2012, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information of the Robeco Investment Funds, Perimeter Small Cap Growth Fund, S1 Fund and Summit Global Investment U.S. Low Volatility Equity Fund of The RBB Fund, Inc. dated December 31, 2012, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 150 to File No. 33-20827; Amendment No. 152 to File No. 811-5518) of The RBB Fund, Inc. of our reports dated October 26, 2012 with respect to the financial statements and financial highlights of the Robeco Investment Funds, Perimeter Small Cap Growth Fund, S1 Fund and Summit Global Investments U.S. Low Volatility Equity Fund, included in the 2012 Annual Reports to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

December 21, 2012